U.S. SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                          FORM SB-2

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        INTEGRATED.COM, INC.
          (Name of Small Business Issuer in its charter)


       Nevada                 7375                 88-0432284
     (State or         (Primary Standard        (I.R.S. Employer
  jurisdiction of          Industrial          Identification No.)
  incorporation or    Classification Code
   organization)            Number)

   8 Carlisle Drive, Voorhees, New Jersey 08043 (609) 772-0221
(Address and telephone number of Registrant's principal executive offices and principal place of business)

      Shawn F. Hackman, Esq., 3360 West Sahara Avenue, Suite 200,
                Las Vegas, Nevada 89102; (702) 732-2253

    (Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed    If this Form is a post-     If this Form is a post-
to register additional   effective amendment         effective amendment
securities for an        filed pursuant to Rule      filed pursuant to Rule
offering pursuant to     462(c) under the            462(d) under the
Rule 462(b) under the    Securities Act, check       Securities Act, check
Securities Act, please   the following box and       the following box and
check the following      list the Securities         list the Securities
box and list the         Act registration            Act registration
Securities Act           statement number of         statement number of
registration number of   the earlier effective       the earlier effective
the earlier effective    registration statement      registration statement
registration statement   for the same offering.      for the same offering.
for the same offering.

                       If the delivery of
                       the prospectus is expected to
                       be made pursuant to Rule 434,
                       check the following box.

           CALCULATION OF REGISTRATION FEE

 Title of     Amount to     Proposed     Proposed      Amount of
each class       be         maximum      maximum      registration
    of       registered     offering    aggregate         fee
securities                 price per     offering
   to be                      unit        price
registered

  Common      2,000,000      $0.05       $100,000       $350.00
  shares

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART I.  INFORMATION REQUIRED IN PROSPECTUS

                          PROSPECTUS

                     INTEGRATED.COM, INC.

                       2,000,000 Shares
                         Common Stock
                 Offering Price $0.05 per Share

     INTEGRATED.COM, INC., a Nevada corporation ("Company"), is hereby offering up to 2,000,000 shares of its $.001 par value common stock ("Shares") at an offering price of $0.05 per Share on a "best efforts" basis pursuant to the terms of this Prospectus for the purpose of providing start-up and working capital for the Company.

     The Shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk Factors").

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO  THE  CONTRARY  IS  A CRIMINAL  OFFENSE.

                    Price to       Underwriting      Proceeds to
                     Public(1)     Discounts and      Issuer (2)
                                   Commissions

Per Share          $      0.05        $0.00            $      0.05
Total Minimum      $ 25,000.00        $0.00            $ 25,000.00
Total Maximum      $100,000.00        $0.00            $100,000.00

     Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

           Subject to Completion, Dated _______________, 1999

     THE SHARES ARE OFFERED BY THE COMPANY SUBJECT TO PRIOR SALE, ACCEPTANCE OF THE SUBSCRIPTIONS BY THE COMPANY AND APPROVAL OF CERTAIN LEGAL MATTERS BY COUNSEL TO THE COMPANY.

     THE COMPANY HAS THE RIGHT, IN ITS SOLE DISCRETION, TO ACCEPT OR REJECT SUBSCRIPTIONS IN WHOLE OR IN PART, FOR ANY REASON OR FOR NO REASON. UNTIL _____________, 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION
OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOENTS OR SUBSCRIPTIONS.

     THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OPEN OFFER TO BUY INTO SECURITIES OFFERED HEREBY A STATE
IN WHICH, OR TO A PERSON TRUE, IT IS UNLAWFUL TO MAKE  SUCH OFFER  OR
SOLICITATION.   NEITHER THE DELIVERY OF THIS PROSPECTUS NOR  ANY  SALE
HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE  AN IMPLICATION  THAT
THERE HAS BEEN NO CHANGE IN  THE  INFORMATION CONTAINED HEREIN SUBSEQUENT
TO THE DATE THEREOF.   HOWEVER, IF  A MATERIAL  CHANGE OCCURS, THIS
PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY FOR ALL EXISTING SHAREHOLDERS, AND FOR ALL PROSPECTIVE INVESTORS WHO HAVE NOT YET
BEEN  ACCEPTED  AS SHAREHOLDERS IN THE COMPANY.

     THIS PROSPECTUS DOES NOT INTENTIONALLY OMIT ANY MATERIAL FACT OR CONTAIN ANY UNTRUE STATEMENT OF MATERIAL FACT. NO PERSON OR ENTITY HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR MAKE A REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT WHICH IS NOT EXPRESSLY
PROVIDED FOR OR CONTAINED  IN THIS   PROSPECTUS;   IF   GIVEN  OR MADE,
SUCH INFORMATION, REPRESENTATION,  WARRANTY, COVENANT, OR  AGREEMENT
MUST NOT  BE RELIED UPON AS HAVING BEEN AUTHORIZED.

     THE  COMPANY  IS NOT A REPORTING COMPANY.  EACH PERSON  WHO RECEIVES
A PROPSECTUS WILL HAVE AN OPPORTUNITY TO MEET WITH REPRESENTATIVES OF THE COMPANY, DURING NORMAL BUSINESS HOURS UPON WRITTEN OR ORAL REQUEST TO THE COMPANY, IN ORDER TO VERIFY ANY OF THE INFORMATION INCLUDED IN THIS PROSPECTUS AND TO OBTAIN ADDITIONAL INFORMATION REGARDING THE COMPANY.
IN ADDITION, EACH SUCH PERSON WILL BE PROVIDED WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE INFORMATION THAT IS INCORPORATED
BY REFERENCE IN THE PROSPECTUS AND THE ADDRESS (INCLUDING TITLE OR DEPARENT) AND TELEPHONE NUMBER TO WHICH SUCH REQUEST IS TO BE DIRECTED.

     ALL OFFEREES AND SUBSCRIBERS WILL BE ASKED TO ACKNOWLEDGE IN THE SUBSCRIPTION AGREEMENT THAT THEY HAVE READ THIS PROSPECTUS CAREFULLY AND THOROUGHLY, THEY WERE GIVEN THE OPPORTUNITY TO OBTAIN ADDITIONAL INFORMATION; AND THEY DID SO TO THEIR SATISFACTION.

(1) A maximum of 2,000,000 shares may be sold on a "bestefforts" basis. All of the proceeds from the sale of Shares will be placed in an interest-bearing escrow account by 12 o'clock noon of the fifth business day after receipt thereof, until the sum of $25,000.00 is held. If less than $25,000.00 is received from the sale of the Shares within 120 days of the date of this Prospectus, the offer will remain open for another 120 days after which if the minimum is not raised all proceeds will be refunded promptly to purchasers with interest and without deduction for commission or other expenses. Subscribers will not be able to obtain return of their funds while in escrow.

(2) The Net Proceeds to the Company is before the payment of certain expenses in connection with this offering. See "Use of Proceeds."

                   TABLE OF CONTENTS


PROSPECTUS SUMMARY                                             1
RISK FACTORS                                                   2
USE OF PROCEEDS                                                3
DETERMINATION OF OFFERING PRICE                                4
DILUTION                                                       5
PLAN OF DISTRIBUTION                                           6
LEGAL PROCEEDINGS                                              7
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
   AND CONTROL PERSONS                                         8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
   AND MANAGEMENT                                              9
DESCRIPTION OF SECURITIES                                     10
INTEREST OF NAMED EXPERTS AND COUNSEL                         11
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
   FOR SECURITIES ACT LIABILITIES                             12
ORGANIZATION WITHIN LAST FIVE YEARS                           13
DESCRIPTION OF BUSINESS                                       14
PLAN OF OPERATION                                             15
DESCRIPTION OF PROPERTY                                       16
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                17
MARKET FOR COMMON EQUITY AND RELATED
   STOCKHOLDER MATTERS                                        18
EXECUTIVE COMPENSATION                                        19
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS                 20

                     PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached
Exhibits, in their entirety.

The Company.


     INTEGRATED.COM,    INC.   proposes   to    exploit  business
opportunities created by the deregulation of the broadcast
and telecommunications industries in conjunction  with
developers  of    master    plan   communities   and   their
residents.

     INTEGRATED.COM, INC. will install a complete turnkey system, integrating telephony, broadcast video, Internet and intranet access, security features, and customized residential service offerings.

      The INTEGRATED.COM, INC. solution is a platform comprised
of  computer   hardware,  software,  phone  switch,  and
related technologies. The flexible nature of the INTEGRATED.COM, INC. system allows a variety of service providers.

      The INTEGRATED.COM, INC. system offers the developer the following benefits:

 (a) INTEGRATED.COM, INC. system will provide a source of incremental revenue increasing cash flow and equity without a capital investment.

 (b)   The  principal  benefit to the  developer  is
homeowner satisfaction. Homeowners benefit from the INTEGRATED.COM,
INC. system  as they can choose from a wider variety of
programming and services than is currently available. INTEGRATED.COM, INC. is prepared to offer homeowners its own exciting range
of products-cable,    telephone,    radio,    Internet
access, video-on-demand, video games, shared software, data services, electronic commerce-at a lower cost than current providers. The new services provided by INTEGRATED.COM, INC. are accessed via a customized television interface and a "smart" telephone making them easy to understand and use. A further convenience is on-screen bill payment for INTEGRATED.COM, INC. services.

 (c) The key benefit to the INTEGRATED.COM, INC. system is the creation of a safe and smart community. Offering competitive services to the homeowner, which is lifestyle enhancing and safety minded, is the primary mandate of INTEGRATED.COM, INC.

      The developer has discretion in the selection of products offered to homeowners, the pricing of these products, and the customer care program. The developer may also choose to brand the product offering. INTEGRATED.COM, INC. will continue to offer new and innovative products so as to maintain its "more for less" proposition.

      The success of our partnership with the developer is backed up by the commitment of our senior management team in
conjunction with a solid management plan. Our management goats are to achieve targeted ROI, to provide superior operation and to meet  and  exceed  the expectations of the developer  and
its homeowners.   To  achieve  this  level  of  performance,
the INTEGRATED.COM, INC. system will be backed by our network operation and customer care organizations. These units are mandated to manage day-to-day operations, including activating customer accounts, handling questions about the service, billing, and collection. Our customer care goal is to ensure that every contact with our organization results in greater customer interest and satisfaction.

The Offering.

     Shares of the Company will be offered at $0.05 per Share. See "Plan of Distribution." The minimum purchase required of an investors is $300.00. If all the Shares offered are sold, the net proceeds to the Company will
be $100,000.   See  "Use  of Proceeds."  This balance will
be used as working capital for  the Company.

Liquidity of Investment.

     Although the Shares will be "free trading," there is
minimal established  market for the Shares and there may not
be  in  the future.       Therefore, an investor should
consider his  investment to be long-term.  See "Risk Factors."

Risk Factors.

     An investment in the company involves risks due in part to no previous financial or operating history of Company, as well as competition in the internet business.
Also, certain potential conflicts of interest arise due to the relationship of the Company to management and others. See "Risk Factors."

                        RISK  FACTORS

     THE  SECURITIES  OFFERED HEREBY ARE  HIGHLY
SPECULATIVE  IN NATURE  AND  INVOLVE  A  HIGH DEGREE  OF
RISK.  THEY  SHOULD  BE PURCHASED  ONLY  BY PERSONS WHO CAN
AFFORD TO LOSE  THEIR  ENTIRE INVESTMENT. THEREFORE, EACH
PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE,  CONSIDER
VERY CAREFULLY THE  FOLLOWING  RISK  FACTORS AMONG OTHER
THINGS, AS WELL AS ALL OTHER INFORMATION SET FORTH IN THIS
PROSPECTUS.

Lack of Prior Operations and Experience.

     The   Company  is  relatively  newly  reorganized,  has   no
significant  revenues yet from operations,  and  has  no
assets. There can be no assurance that the Company will
generate revenues in  the  future; and there can be no
assurance that  the  Company will   operate   at  a
profitable  level.   See  "Business and Properties."
If the Company is unable to obtain  customers
and generate  sufficient revenues so that it can profitably
operate, the   Company's  business  will  not  succeed.   In
such event, investors in the Shares may lose their entire cash investment.

Dependence on Internet Industry

     The Company's business is influenced by the rate of use and expansion in the internet industry. Declines in the industry may influence the Company's revenues adversely.

Influence of Other External Factors.

     The   investment   is  a  speculative  venture necessarily
involving some substantial risk. There is no certainty  that
the expenditures   to  be  made  by  the  Company  will
result in commercially  profitable  business.   The  marketability  of
the investment  will  be  affected  by numerous  factors
beyond  the control   of   the   Company.   These  factors
include   market fluctuations,  the  general state of the
economy (including the rate of inflation, and local economic conditions), and the state of the industry, all of which can affect peoples' discretionary spending, while can in turn affect the demand for internet services.
Factors which leave less money in the hands of potential clients of the Company will likely have an adverse effect on the Company. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.

Regulatory Factors.

     Existing   and   possible   future   consumer
legislation, regulations  and actions could cause additional
expense,  capital expenditures,   restrictions  and  delays
in   the   activities undertaken  in connection with the
Internet business, the  extent of which cannot be predicted.

Competition.

     The Company may experience substantial competition in its efforts to locate and attract clients. Many competitors
in these areas   have   greater  experience,  resources,
and   managerial capabilities  than  the Company and may be
in a better position than the Company to obtain access to attractive clientele. There are a number of larger companies in which may directly compete with the Company. Such competition could have a material adverse effect on the Company's profitability.

Success of Management.

     Any  potential  investor  is  strongly  cautioned  that
the purchase of these securities should be evaluated on the
basis of: (i)   the   limited   diversification  of  the
venture capital opportunities afforded to the Company, (ii) the high-risk nature and limited liquidity of the Company, and (iii) the Company's ability to utilize funds for the successful development and distribution of revenues as derived by the revenues received by the Company's yet undeveloped portfolio of clients, and any new potentially profitable ventures, among other things. The Company can offer no assurance that any particular client and/or property under its management contract will become successful.

Reliance on Management.

     The Company's success is dependent upon the hiring of key administrative personnel. None of the officers or directors, or any of the other key personnel, has any employment or noncompetition agreement with the Company. Therefore, there can be no assurance that these personnel
will remain employed  by  the Company.   Should any of these
individuals cease to be affiliated with the Company for any reason before qualified replacements could be found, there could be material adverse effects on the Company's business and prospects. In addition, management has no experience in managing companies in the same business as the Company.

     In addition, all decisions with respect to the management of the Company will be made exclusively by the officers and directors of the Company. Investors will only have rights associated with minority ownership interest rights to make decision which effect the Company. The success of the Company, to a large extent, will depend on the quality of the directors and officers of the Company. Accordingly, no person should invest in the Shares unless he is willing to entrust all aspects of the management of the Company to the officers and directors.

Lack of Diversification.

     The size of the Company makes it unlikely that the Company will be able to commit its funds to the acquisition of any major accounts until it has a proven track record, and the Company may not be able to achieve the same level of diversification as larger entities engaged in this type of business.

No Cumulative Voting

     Holders  of  the Common Stock are not entitled to
accumulate their   votes  for  the  election  of  directors  or
otherwise. Accordingly, the holders of a majority of the shares present at a meeting of shareholders will be able to elect all of the directors of the Company, and the minority shareholders will not be able to elect a representative to the Company's board of directors.

Absence of Cash Dividends

     The Board of Directors does not anticipate paying cash dividends on the Shares for the foreseeable future and intends to retain any future earnings to finance the growth of the Company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of the Company, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

Conflicts of Interest.

     The officers and directors have other interests to which they devote substantial time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that management time may be necessary to the business of the Company. As a result, certain conflicts of interest may exist between the Company and its officers and/or directors which may not be susceptible to resolution.

     In addition, conflicts of interest may arise in the area of corporate opportunities which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to the Company.
It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the Board of Directors to the Company, any proposed investments for its evaluation.

Investment Valuation Determined by the Board of Directors.

     The   Company's  Board  of  Directors  is  responsible   for
valuation of the Company's investments. There are a wide
range of values  which are reasonable for an investment for
the  Company's services.  Although  the  Board of Directors
can adopt several methods for an accurate evaluation, ultimately the determination of fair value involves subjective  judgment  not  capable  of substantiation  by
auditing  standards.  Accordingly,  in   some instances  it
may  not be possible to substantiate  by  auditing standards the value of the Company's investments. The  Company's Board of  Directors  will  serve  as  the  valuation  committee,
responsible  for  valuing each of the Company's investments.   In
connection  with any future distributions which the  Company may make,  the  value  of  the securities received  by
investors  as determined  by  the Board may not be the
actual  value  that  the investors  would be able to obtain
even if they  sought  to  sell such  securities immediately
after a distribution.  In  addition, the   value   of  the
distribution  may  decrease  or   increase significantly
subsequent to the distributee shareholders' receipt thereof, notwithstanding the accuracy of the Board's evaluation.

Additional Financing May Be Required.

     Even if all of the 2,000,000 Shares offered hereby are
sold, the funds available to the Company may not be adequate for it to be competitive in the areas in which it intends to operate. There is no assurance that additional funds will be available from any source  when  needed by the Company for
expansion;  and,  if  not available, the Company may not be
able to expand its operation as rapidly  as  it  could  if
such financing  were  available.  The proceeds from this
Offering are expected to be sufficient for the Company to
become operational, and develop and market it line  of
services. Additional financing could possibly come in the
form of debt/preferred stock.  If additional shares were
issued to obtain financing,  investors in this offering
would  suffer  a  dilutive effect  on  their percentage of
stock ownership in  the  Company. However,  the  book value
of their shares would not  be  diluted, provided additional
shares are sold at a price greater than  that paid  by
investors  in  this offering.   The  Company  does  not
anticipate having within the next 12 months any cash flow or liquidity problems

Purchases by Affiliates.

     Certain officers, directors, principal shareholders and affiliates may purchase, for investment purposes, a portion of the Shares offered hereby, which could, upon conversion, increase the percentage of the Shares owned by such persons. The purchases by these control persons may make it possible for the Offering to meet the escrow amount. No Assurance Shares Will Be Sold.

     The 2,000,000 Shares are to be offered directly by the Company, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.

Arbitrary Offering Price.

     The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company's securities, the Shares will attain market values commensurate with the Offering Price.

"Best Efforts" Offering

     The Shares are offered by the Company on a "best efforts" basis, and no individual, firm or corporation has agreed to purchase or take down any of the offered
Shares. No assurance can be given that any or all of the Shares will be sold. Provisions have been made to deposit in escrow the funds received from the purchase of Shares sold by the Company. In the event that $25,000 is not received within one hundred twenty (120) days of the effective date of this Prospectus, the offer will be extended for another 120 days after which the proceeds so collected will be refunded to investors without deducting sales commissions or expenses. During this escrow period, which may last up to two hundred forty (240) days, subscribers will not have use of nor derive benefits from their escrow funds.

Minimal Public Market for Company's Securities.

     Prior  to the Offering, there has been minimal public
market for  the Shares being offered. There can be no
assurance that  an active  trading  market will develop or
that  purchasers  of  the Shares will be able to resell
their securities at prices equal to or  greater  than the
respective initial public offering  prices. The  market
price of the Shares may be affected significantly  by
factors  such as announcements by the Company or its
competitors, variations  in  the Company's results of
operations,  and  market conditions  in  the  retail,
electron  commerce,  and   internet industries  in general.
The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

Shares Eligible For Future Sale

     All of the Shares which are held by management have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended ("Act"). Such Shares will not be available for sale in the open market without separate registration except in reliance
upon Rule 144 under the Act.   In general,  under  Rule 144
a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a nonpublic transaction for at least on year, including persons who may be deemed Affiliates of the Company (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares
of common stock, or the  average weekly   reported  trading
volume  on  all  national  securities exchanges  and
through  NASDAQ during the  four  calendar  weeks preceding
such  sale,  provided  that  certain  current   public
information is then available. If a substantial number of the Shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the Common Stock could be adversely affected.

Forward-Looking Statements.

     This Prospectus contains "forward looking statements" within the meaning of Section 27A of the Securities Act of  1933,  as amended,  and  Section  21E of the Securities
Act  of  1934,  as amended,   and  as  contemplated  under
the Private Securities Litigation Reform Act of 1995, including statements regarding, among other items, the Company's business strategies, continued growth in the Company's markets, projections, and anticipated trends in the Company's business and the industry in  which  it
operates.    The   words   "believe,"   "expect," "anticipate,"
"intends,"   "forecast,"  "project,"  and   similar
expressions identify   forward-looking  statements.   These
forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including those factors described under "Risk Factors" and elsewhere herein In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this section.

Uncertainty Due to Year 2000 Problem.

     The Year 2000 issue arises because many computerised systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date.
The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect the Company's ability to conduct normal business operations.
This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year
2000 issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.

     The Company's Year 2000 plans are based on management's
best estimates.   Based on currently available information,
management does not believe that the Year 2000 issues will have a material adverse impact on the Company's financial condition or results of operations; however, because of the uncertainties in this area, no assurances can be given in this regard.

                       USE OF PROCEEDS

     Following the sale of the 2,000,000 Shares Offered by the Company there will be a gross proceeds of $100,000.

     These proceeds will be used to provide start-up and working capital for the Company.

     The following table sets forth the use of proceeds from this offering (based on the minimum and maximum offering amounts):

  Use of Proceeds       Minimum Offering         Maximum Offering
                       Amount  /  Percent      Amount  /   Percent

 Transfer Agent Fee   $   250.00      1.0%      $  1,000.00     1.0%
 Printing Costs       $   100.00      0.4%      $    500.00     0.5%
 Legal Fees           $10,000.00     40.0%      $ 25,000.00    25.0%
 Accounting Fees      $ 1,000.00      4.0%      $  2,500.00     2.5%
 Working Capital      $21,150.00     54.6%      $ 71,000.00    71.0%
     Total            $25,000.00      100%      $100,000.00   100.0%

     Management  anticipates  expending  these  funds   for   the
purposes  indicated  above. To the extent that  expenditures are less than projected, the resulting balances will be
retained and used for general working capital purposes or allocated according to the discretion of the Board of
Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing.  The net proceeds  of
this  offering that are not expended immediately may be
deposited in  interest  or  non-interest bearing accounts,
or  invested  in government   obligations,  certificates  of
deposit, commercial paper, money market mutual funds, or similar investments.


               DETERMINATION OF OFFERING PRICE

     The offering price is not based upon the Company's net worth, total asset value, or any other objective measure
of value based  upon  accounting  measurements.   The
offering price is determined by the Board of Directors of the Company and was determined arbitrarily based upon the amount of funds needed by the Company to start-up the business, and the number of shares that the initial shareholders were willing to allow to be sold.

                          DILUTION

     "Net  tangible book value" is the amount that  results
from subtracting  the total liabilities and intangible
assets  of  an entity  from  its  total  assets. "Dilution"
is  the  difference between  the  public  offering price of
a security  and  its  net tangible  book  value per Share
immediately after  the  Offering, giving effect to the
receipt of net proceeds in the Offering.  As of  August  31,
1999, the net tangible book value of the  Company was  $0.00 or $.00 per Share. Giving effect to the sale by the Company of all offered Shares at the public offering price, the pro forma net tangible book value of the Company would be $100,000 or $0.02 per Share, which would represent an immediate increase of $0.02 in net tangible book value per Share and $0.03 per Share dilution per share to new investors. Dilution of the book value of the Shares may result from future share offerings by the Company.

     The following table illustrates the pro forma per Share dilution:
                                    Assuming
                                 Maximum Shares
                                      Sold

  Offering Price (1)                 .05

  Net tangible book value per        .00
  share before Offering(2)

  Increase Attributable to           .02
  purchase of stock by new
  investors (3)

  Net tangible book value per        .02
  Share after offering (4)

  Dilution to new investors(5)       .03

  Percent Dilution to new             60%
  investors (6,7)

(1)  Offering   price  before  deduction  of  offering
     expenses, calculated on a "Common Share Equivalent" basis.

(2) The net tangible book value per share before the offering ($0.00) is determined by dividing the number of Shares outstanding prior to this offering into the net tangible book value of the Company.

(3) The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering (assuming all the Shares are subscribed), and dividing by the number of common shares outstanding.

(4) The net tangible book value per share after the offering ($0.02) is determined by dividing the number of Shares that will be outstanding, assuming sale of all the Shares offered, after the offering into the net tangible book value after the offering as determined in note 3 above.

(5) The Increase Attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering
     ($0.02) and subtracting from it the net tangible book value per share before the offering ($0.00) for an increase of $0.02.

(6) The dilution to new investors is determined by subtracting the net tangible book value per share after the offering ($0.02) from the offering price of the Shares in this offering ($0.05), giving a dilution value of ($0.03).

(7) The Percent Dilution to new investors is determined by dividing the Dilution to new investors
     ($0.03) by the offering price per Share ($.05) giving a dilution to new investors of 60%.


                      PLAN OF DISTRIBUTION

     The Company will sell a maximum of 2,000,000 Shares of its common stock, par value $.001 per Share to the public on a "best efforts" basis. The minimum purchase required of an investor is $300.00. There can be no assurance that any of these Shares will be sold. The gross proceeds to the Company will be $100,000 if all the Shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by the Company, or any of its principals, to any person or firm in connection with solicitation of sales of the; certain costs are to be paid in connection with the offering (see "Use of Proceeds"). The public offering price of the Shares will be modified, from time to time, by amendment to this Prospectus, in accordance with changes in the market price of the Company's common stock. These securities are offered by the Company subject to prior sale and to approval of certain legal matters by counsel.

Opportunity to Make Inquiries.

     The Company will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from the Company concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.

Execution of Documents.

     Each   person  desiring  to  subscribe  to  the Shares  must complete, execute, acknowledge, and delivered to  the  Company  a Subscription
Agreement,   which  will   contain,   among   other provisions,
representations as to the investor's qualifications to purchase the
common stock and his ability to evaluate and bear the risk   of  an
investment  in  the  Company.   By  executing the subscription  agreement,
the subscriber is agreeing that if the Subscription Agreement it is excepted by the Company, such a subscriber will be, a shareholder in the Company and will be otherwise bound by the articles of incorporation and the bylaws of the Company in the form attached to this Prospectus.

     Promptly upon receipt of subscription documents by the Company, it will make a determination as to whether a prospective investor will be accepted as a shareholder in the Company. The Company may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to the Company, or such other reasons other  as  the Company determines to be in the best
interest of the Company.   If a subscription is rejected, in whole or in
part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a  check (payable to  said investor) in the amount of said  funds  in
the United   States   mail,   certified  returned-receipt  requested.
Subscriptions may not be revoked, cancelled, or terminated by the subscriber, except as provided herein.


                          LEGAL PROCEEDINGS

     The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.


               DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
                        AND CONTROL PERSONS

     The names, ages, and respective positions of the directors, officers, and significant employees of the Company are set forth below. All these persons have held their positions since August 20, 1999. There are no other persons which can be classified as a promoter or controlling person of the Company.

Robert Stewart, President and Director

     Robert Stewart, age 42 is president of R. Stewart & Associates.
Mr. Stewart's firm sells and installs design software for Land Surveyors, Civil Engineers and Contractors. Previously Mr. Stewart was a regional sales manager for Spectra Precision Software, responsible for dealer management and direct sales of Spectra products in the northeastern United States.
Mr. Stewart spent 9 years as a Land Surveyor in New Jersey before turning to the business side of the industry. With an associates degree as a computer technician he went on to become Vice President/Sales Manager of Dynamic Office Systems Inc., a New Jersey firm implementing hardware and software solutions to the Civil Engineering market place.

Robert J. Mele, DPM, Treasurer and Director

Dr. Robert Mele, age 40, is a surgically trained foot and ankle specialist in private practice in Pennsylvania and New Jersey since 1989. Dr. Mele received his surgical training at Osteopathic Medical Center of Philadelphia. Dr. Mele handles patients from birth through geriatric. He is also responsible for Hospital Patient Management, Training of Surgical
Residents as well as Adjunctive Professor Duties.

Joseph Meloni, Secretary and Director

     Joseph Meloni, age 54, worked in as well as ran a family business for 40 years. An expert in his industry, Mr. Meloni, sold the family business 6 years ago, but still services a few of his large accounts. Since 1993, Mr. Meloni has been a key member in the development and start-up of Ingetrated.com, Inc.


            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                               MANAGEMENT

     The following table sets forth, as of the date of this Prospectus, the outstanding Shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.

  Title of       Name of     Amount and Nature        Percent of
    Class      Beneficial      of Beneficial            Class
                Owner (1)        Owner (2)

  Common         Robert       1,000,000 Common          33.33%
  Stock         Stewart,
                  CEO,
                President
              And Director

  Common        Robert J.     1,000,000 Common          33.33%
  Stock           Mele,
                  CFO,
              Treasurer and
                Director

  Common        Joseph R.     1,000,000 Common          33.33%
  Stock          Meloni,
                  Vice
               President,
              Secretary and
                Director


                         DESCRIPTION OF SECURITIES

General Description.

     The  securities  being offered are shares of common  stock.  The
Articles of Incorporation  authorize  the   issuance of 25,000,000 shares
of common stock, with a par value of  $0.001. The  holders  of  the Shares:
(a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and
(d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference
upon liquidation; or (e) any other special rights or preferences.   In
addition, the Shares are not convertible into anyother security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of the Company, attached as
Exhibit 3.1 and Exhibit 3.2, respectively, to this Form SB-2. As of the date of this Form SB-2, the Company has 3,000,000 shares of common stock outstanding.

Non-Cumulative Voting.

     The holders of Shares of Common Stock of the Company do not have cumulative voting rights, which means that the holders of more than 50.0% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors.

Dividends.

     The Company does not currently intend to pay cash dividends.
The Company's proposed dividend policy is to make distributions of its revenues to its stockholders when the Company's Board of Directors deems such distributions appropriate. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the Company.

     A distribution of revenues will be made only when, in the judgment of the Company's Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.

Possible Anti-Takeover Effects of Authorized but Unissued Stock.

       Upon the completion of this Offering, the Company's authorized but unissued capital stock will consist of 20,000,000 shares (assuming the entire offering is sold) of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Transfer Agent.

     The Company intends to engage the services of Pacific Stock Transfer, Las Vegas, Nevada to act as transfer agent and registrar.

                 INTEREST OF NAMED EXPERTS AND COUNSEL

     No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

                 DISCLOSURE OF COMMISSION POSITION ON
            INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

     The By-laws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law.

     The officers and directors of the Company are accountable to the Company as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting the Company.

In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

     The registrant undertakes the following:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                     ORGANIZATION WITHIN LAST FIVE YEARS

     The names of the promoters of the registrant are the officers and directors as disclosed elsewhere in this Form SB-2. None of the promoters have received anything of value from the registrant.


                         DESCRIPTION OF BUSINESS

INTEGRATED.COM, INC. proposes to exploit business opportunities created by the deregulation of the broadcast and telecommunications industries in conjunction with developers of master plan communities and their residents.

INTEGRATED.COM, INC. will install a complete turnkey system, integrating telephony, broadcast video, Internet and intranet access, security features, and customized residential service offerings.

The INTEGRATED.COM, INC. solution is a platform comprised of computer hardware, software, phone switch, and related technologies. The flexible nature of the INTEGRATED.COM, INC. system allows a variety of service providers.

The INTEGRATED.COM, INC. system offers the developer the following benefits:

 (a) INTEGRATED.COM, INC. system will provide a source of incremental revenue increasing cash flow and equity without a capital investment.

 (b) The principal benefit to the developer is homeowner satisfaction. Homeowners benefit from the INTEGRATED.COM, INC. system as they can choose from a wider variety of programming and services than is currently available. INTEGRATED.COM, INC. is prepared to offer homeowners its own exciting
range  of products-cable,    telephone,    radio,    Internet    access,
video-on-demand, video games, shared software, data services, electronic commerce-at a lower cost than current providers. The new services provided by INTEGRATED.COM, INC. are accessed via a customized television interface and a "smart" telephone making them easy to understand and use.
A further convenience is on-screen bill payment for INTEGRATED.COM, INC.
services.

(c) The key benefit to the INTEGRATED.COM, INC. system is the creation of a safe and smart community. Offering competitive services to the homeowner, which is lifestyle enhancing and safety minded, is the primary mandate of INTEGRATED.COM, INC. The developer has discretion in the selection of products offered to homeowners, the pricing of these products, and the customer care program. The developer may also choose to brand the product offering. INTEGRATED.COM, INC. will continue to offer new and innovative products so as to maintain its "more for less" proposition.

The success of our partnership with the developer is backed up by the commitment of our senior management team in conjunction with a solid management plan. Our management goats are to achieve targeted ROI, to provide superior operation and to meet and exceed the expectations of the developer and its homeowners. To achieve this level of performance, the INTEGRATED.COM, INC. system is backed by our network operation and customer care organizations. These units are mandated to manage day-to-day operations, including activating customer accounts, handling questions about the service, billing, and collection. Our customer care goal is to ensure that every contact with our organization results in greater customer interest and satisfaction.


                   DESCRIPTION OF OFFERED SERVICES

To The Developer INTEGRATED.COM, INC. will provide the developer with the following:

    The installation of the INTEGRATED.COM, INC. system, and

    Management Services for the INTEGRATED.COM, INC. system.

INTEGRATED.COM, INC. is responsible for the maintenance and management of the INTEGRATED.COM, INC. system, including negotiations with all content providers and the provision and administration of a default service offering to the homeowners.

To The Homeowner

INTEGRATED.COM, INC. service offering to the homeowner is designed to have a positive impact on the developer's relationship with the homeowner. The primary goal of the offering is to provide a safe and smart, integrated service to the homeowner at a lower cost. The secondary goal is to generate incremental revenue for the developer.

This document is the exclusive property of INTEGRATED.COM, INC. Duplication or reprinting of this document must be authorized by INTEGRATED.COM, INC. in writing. All information contained within this document is considered privileged and confidential.

INTEGRATED.COM, INC. makes the following services available

to the homeowner: The services include:

    Television & Video

    Telephony

    Community Bulletin Board Data Communications

    Smart Home Features

Security system and monitoring

Television & Video

The service offering exceeds the aggregate programming available from the incumbent cable company. The point-to-point nature of INTEGRATED.COM,
INC.'s  technology  gives   the homeowner  complete  control  over  selection.
Customers can choose pre-packaged service tiers, create their own service package. or select on an "a la carte" basis from all available programming.

Free Reception of Local TV Signals and More

Whether a homeowner decides to subscribe to any of the INTEGRATED.COM, INC. video services or not, each dwelling will automatically receive a selection of local, off-air television signals, combined with the building's own information channel and the INTEGRATED.COM, INC. promotional channel.

All homeowners will be issued the required in home equipment ensuring a penetration level of 100%. This is a significant value. The users viewing patterns are registered which creates an invaluable database for broadcasters, advertising agencies, and other interested parties (e.g., AC Neilson, Gallop Polls, etc.)

Customize Package for Satellite Television

The INTEGRATED.COM, INC. system permits homeowners to subscribe to a variety of programming selections at a price which is competitive with the local cable television system, but which offers, them far greater flexibility in their selection of programming. Subject only to compliance with federal regulations, subscribers are able to select services or channels they desire and only pay for what they have selected on a pro-rated basis.

Pay Television Services

The INTEGRATED.COM, INC. system includes the option of subscribing to multiple pay television services by following on-screen instructions. The process is simple, requiring no contact with pay television sales representatives, no need to pick up a decoder and no need to stay home waiting for a technician to make an installation.

Video-On-Demand

The INTEGRATED.COM, INC. system is a virtual "video store" offering homeowners video releases updated on a monthly basis, thus providing access to popular movies and other video-on-demand programs that are housed on the video switch. The system also enables the viewer to pause the movies at their discretion. Copyright protection embedded into the operation of the system permits INTEGRATED.COM, INC. to negotiate the best possible release dates for blockbuster movies and other popular video programs.

On-Screen Services Modification

INTEGRATED.COM, INC. viewers can modify the level of service they wish to enjoy at any time.

Access to Account Information

INTEGRATED.COM, INC.'s customers are able to review the status of their accounts on their television screens at any time they desire in a completely secure environment. Appropriate security measures are inherent to the system ensuring information is transmitted to authorized individuals only.

Telephony

Local: INTEGRATED.COM, INC. provides homeowners with local dial tone at a lower cost. Homeowners can choose any or all telephony features now available in the modern workplace, such as call waiting, caller ID, voice mail, call forwarding, and three-way conferencing. e Long Distance: INTEGRATED.COM, INC. provides interconnection to the homeowner's preferred long distance carrier or gives them the option of competitive low-cost long-distance service through INTEGRATED.COM, INC.'s long distance carrier.

The   customer  has  complete  flexibility  in  selecting  what
features best suit them. The cost of service is based on the features selected by the homeowner or can be bought as a complete package.

"Home Office" Features

The   combination   of  all  INTEGRATED.COM,   INC.   features,
including the option of one-way video conferencing, will facilitate the growing phenomena of "telecommuting" and other
"work-at-home" scenarios.

Community Bulletin Board and Personalized E-mail Address

The community bulletin board feature enables the developer/manager to communicate through a dedicated channel with their respective homeowners and also allows homeowners to post messages of interest to the community. These services are made available at no cost to homeowners or developers. Homeowners can also, through an additional channel, receive personalized messages either from INTEGRATED.COM, INC.. family, or friends via their own E-mail address.

Computer Services

9  High  speed access to a wide area network (WAN),  including on-line  services  such as Internet, world-wide  e-mail,  MSN,
AOL,   and   CompuServe,   electronic  commerce   applications
including shopping and electronic banking services.

9 High speed access to a local area network (LAN) which offers an internal e-mail system for the development (accessible through computer, TV, or smart phone) and a wide variety of software products including consumer and business software applications (word processing, spreadsheet, database, reference toots) and interactive games.

"Smart Home" & Other Service Options

The flexible nature of the INTEGRATED.COM, INC. platform makes a variety of additional services available at the discretion of the homeowners and/or the developer:

    "Smart Home" features. giving homeowners a full selection of environmental control;

    "Safe Home" security features, enabling homeowners to view all common areas of the development from the television, electronic door locks, smoke-heat-gas motion detection and panic buttons; and

    "Home Health" features, including health-related monitoring systems of special interest to .seniors" communities and residences.

Fundamental Benefits: Homeowners

In addition to the over-riding benefit of "more for less," the service offering provides:

    control, choice, convenience, and value-added benefits;

    Selection and control through a single interface;

    Access to services unavailable anywhere in the marketplace;

A "virtual V-chip" that gives the customer lockout control on all services. Homeowners can lockout inappropriate television programming, on-line services. web sites, and lockout outbound long distance calls with a personal identification number
(PIN);

   Convenient access to the WAN or LAN network services through their PC; *Account updates on demand;

     Convenient payment method and process for all services received;

Individual signal adjustment for each television set, optimizing picture quality, decreasing wear on the components, and increasing life expectancy of the television.

Fundamental Benefits: Developer

The  developers derive direct benefit from the service offering
and   from  the  INTEGRATED.COM,  INC.  infrastructure.   These
benefits include:

   An Incremental revenue stream paid as a right-to-access fee, increasing cash flow and equity without capital investment;

    A platform that supports electronic commerce creating an additional, transaction-based revenue stream;

      A customer service offering which provides a distinct advantage in the competition for homeowners;

    increased real value of the property through the installation of state-of-the-art networking and infrastructure without capital investment;

     A flexible platform, upgraded easily to accommodate new features as the market demands;

     An internal communication and marketing channel to all homeowners;

   Enhanced security systems that lower operating (insurance) costs by reducing liability; and

    Database for mining that creates a third revenue stream.

The Core Technology

The core technology makes the following fundamental system attributes possible:

    Utilization of existing infrastructure;

    Full "addressability" and Interactively;

    Foundation engineering that is easily evolved to facilitate the future's demands;

    Low cost services; and the elimination of bandwidth as a barrier to enhanced service offerings.


                              QUALITY CONTROL

 INTEGRATED.COM, INC. understands the importance of a strong homeowner-developer relationship and sees both the developer and the homeowner as its valued customers. INTEGRATED.COM, INC. will vigorously compete to earn the respect of the developer and the homeowner and commits itself to providing a level of service that exceeds anything offered by incumbent providers.

 INTEGRATED.COM, INC. does this in two ways:

     Through end-to-end System Care and

     Through end-to-end Customer Care.

 System Care

 The system is self-diagnostic. In the event that there is a problem within the system. it self-diagnoses and seamlessly moves to a back-up mode (redundant system) while alerting the Network Operations Center (NOC), a 24 hour/7 day monitoring and maintenance operation. The NOC immediately goes on-line with the system and can remedy virtually all software related issues online. In the event that the problem requires maintenance at the site, a service technician is immediately dispatched. The technician arrives "fully spared," meaning they carry every component in the system with them. The technician will arrive within two hours and the repairs will be completed in less than four hours. In virtually all cases, the repair will happen without the homeowner being aware of any problem. In addition to redundancy and self diagnosis, the system emits a heartbeat every hour on the hour. Failure to receive a "heartbeat" initiates immediate action as described above.

In the event of catastrophic failure, the TV service defaults to the favorite off-air channels, which are mapped to the bottom of the spectrum (channels 2-13). In the event of a complete power failure, battery supported televisions will receive off-air signals. Four hours of battery backup is provided to support the telephone system. To prolong battery life, certain system features are automatically shut down but primary functionality remains.

This document is the exclusive property of INTEGRATED.COM, INC. Duplication or reprinting of this document must be authorized by INTEGRATED.COM, INC. in writing. All information contained within this document is considered privileged and confidential.

Customer Care

The Customer Care program is equally comprehensive. The homeowner has 1-800 access to a state-of-the art Customer Care Center 24 hours a day/7 days a week. A fully trained service representative answers the call promptly and has the homeowner's full account in front of them on screen by the time the call is answered. The service representative is able to greet the caller by name, access any information about the service being provided to the homeowner and deal with any issue presented. Should the caller want to add a service, it is done immediately. Should there be a service problem, the service representative can immediately connect the homeowner with a technician at the Network Operations Center. INTEGRATED.COM, INC. is committed to a service level Of 99.7%.


                               MARKETING

The INTEGRATED.COM, INC. marketing plan focuses on strategies that directly address the needs of the developer and the homeowner.

The goals of the marketing plan are as follows:

    The developer: increase homeowner satisfaction and increase revenue;

    Homeowners: provide unequalled services and customer care for less, maximize penetration, retention and usage, and value-add to the homeowner-developer relationship.

Developer

To best serve the needs of the developer, INTEGRATED.COM, INC.
does the following:

     Provides the developer with a flexible turnkey service;

    Enhances the service offering by tailoring it to the specific demographic/psychographic profile of the targeted community (development)

     Monitors and adjusts the service offering to ensure the highest homeowner satisfaction level;

     Actively pursues R & D activity to maintain competitive advantage; and

    Provides the developer with incremental revenue, the option of greater participation through a joint venture relationship and a further option of an equity position in the overall opportunity.

As part of the marketing strategy targeting the homeowner, INTEGRATED.COM, INC. works directly with the developer. There are a number of benefits to enrolling the development manager in the program:

The developer becomes a key member of a team representing the best interests of the development and the homeowner; and The developer has direct input into the service offering, and by extension. the satisfaction level of the homeowner.

To support the developer, INTEGRATED.COM, INC. provides the following:

    Comprehensive sales training;

    Full exposure and access to support operations, including the National Operations Center (NOC) and the Customer Care Center;

    The cooperative development of the service offering and promotions program with the developer including pre-launch homeowner notifications, surveys, and advertising;

    Out-bound call center sales program coordinated with in-house distribution of POS materials and INTEGRATED.COM, INC.
pamphlets/sales brochures; and

    The deployment and staffing of a INTEGRATED.COM, INC. kiosk demonstrating the service offering

Homeowner

The marketing strategy targeting homeowners has three phases:

1) the pre-launch,

2) the launch, and

3) post launch.

INTEGRATED.COM, INC.'s arrival is positioned as a strategic decision on the part of developer to provide their homeowners with the most cost-effective, efficient, reliable and comprehensive offering of services available. The pre-launch strategy includes both a communications program and a sales and service program:

Communications: This is a broad based initiative including a Homeowner Survey, Letter of introduction, Work Notices, and launch updates; and Sales & Service: the Sales &Service program is multi-faceted, involving the developer and their team, Customer Care Center activity and collateral materials.

Sample Launch

A sample launch program includes:

    INTEGRATED.COM, INC. homeowners kit, a comprehensive services brochure and service coupons (long-distance dollars), supplier-generated promotional materials;

     Promotions: Two-for-One Offer (first month free, second month pay, third month no obligation);a Demonstrations;

     Subscriber roll out and registration;

      INTEGRATED.COM, INC. in-home equipment distribution

     In-Bound/Out-bound Call Center Sales & Service Program.

Customer Retention

     Customer retention and usage enhancement are supported by the following strategies:

     Service reliability:

       Out-bound Customer Care Center activity to ensure satisfaction Barker channel;

     Internal E-mail marketing program;

     Electronic bulletin board advertising;

     Community center bulletin board: new services announcements;
     Promotional programs: INTEGRATED.COM, INC. and supplier generated.


                              IMPLEMENTATION

 INTEGRATED.COM,   INC.  will  manage  all   aspects   of   the
 installation, including site survey, wiring, INTEGRATED.COM, INC. system installation, testing and activation.

 Implementation Plan

 The Implementation plan is as follows:

     The developer will sign a letter of intent (LOI) indicating their interest in proceeding at which point the parties will begin the process of organizing the business;

      Upon receipt of the LOI INTEGRATED.COM, INC. will proceed with the site survey and Engineer's Site

       Report. The Engineer's Site Report is delivered to the developer for approval.

     All installation, implementation and on going service will be provided by a national service company with extensive consumer experience.


                     DESCRIPTION OF PROPERTY

          The Company does not currently own any property


         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There   are  no  relationships,  transactions,  or  proposed
transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     The Shares have not previously been traded on any securities exchange. At the present time, there are no assets available for the payment of dividends on the Shares.

                      EXECUTIVE COMPENSATION

     (a) No officer or director of the Company is receiving any remuneration at this time.

     (b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

     (c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.


                       FINANCIAL STATEMENTS

     The Financial Statements required by Item 310 of Regulation S-B and are attached as Exhibit 17.1 to this Form SB-2.


  CHANGES IN AND DISAGREEMENTS WITHACCOUNTANTS ON ACCOUNTINGAND
                      FINANCIAL DISCLOSURE

     Since the inception of the Company on June 30, 1999, the principal independent accountant for the Company has neither resigned (or declined to stand for reelection) nor been dismissed. The independent accountant for the Company is Kurt D. Saliger, C.P.A.


PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS


             INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Information on this item is set forth in Propsectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."


            OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."


              RECENT SALES OF UNREGISTERED SECURITIES

     None.  The Officers and Directors received stock under  rule
144 as disclosed in this SB-2.


                             EXHIBITS

     The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.


                           UNDERTAKINGS

     The undersigned registrant hereby undertakes to:

     (a)  (1)   File,  during any period in which  it  offers  or
          sells securities, a post-effective amendment to this registration statement to:

               (i)   Include any prospectus required  by  section
          10(a)(3) of the Securities Act;

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) Include any additional or changed material information on the plan of distribution.

          (2)   For  determining liability under  the  Securities
          Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore,
       unenforceable.   In the event that a claim for indemnification
       against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate
       jurisdiction  the  question   whether   such indemnification by it
       is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                           SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Las Vegas, State of Nevada, on October 21, 1999.

                              INTEGRATED.COM, INC.

                              By: /s/ Robert Stewart
                              Robert Stewart, CEO, President and
                              Director


                      Special Power of Attorney

    The  undersigned constitute and appoint Robert Stewart their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-
effective   amendments,  to  this  Form  SB-2   Registration
Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


         Signature               Title                   Date
/s/ Robert Stewart      President and Director    October 21, 1999
Robert Stewart

/s/ Robert J. Mele      Treasurer and Director    October 21, 1999
Robert J. Mele

/s/ Joseph R. Meloni    Secretary and Director    October 22, 1999
Joseph R. Meloni

                            EXHIBIT INDEX

Exhibit                     Description                    Method of
Number                                                     Filing

3.1 Articles of Incorporation filed with the Nevada See Below Secretary of State on June 30, 1999
3.2       Bylaws of Integrated.com, Inc.                   See Below
5.1       Opinion Re: Legality                             See Below
13.1      Audited Financials Statements prepared by Davis  See Below
          & Ellsworth, CPAs dated August 31, 1999
23.1      Consent of Counsel                               See Below
23.2      Consent of Accountant                            See Below
24.1      Special Power of Attorney                        See Signature Page
27.1      Financial Data Schedule                          See Below